Acacia Communications Announces Preliminary Second Quarter 2017 Results

MAYNARD, Mass. – July 14, 2017 — Acacia Communications, Inc. (NASDAQ: ACIA), a leading provider of high-speed coherent optical interconnect products, today announced certain preliminary financial results for the quarter ended June 30, 2017 and provided preliminary guidance for its third quarter ending September 30, 2017.

“Our second quarter results were adversely affected by the quality issue identified at one of our three contract manufacturers that we announced on May 31. As we previously announced, we identified a circuit board cleaning process as the likely root cause of the quality issue. This cleaning process was eliminated and manufacturing at the impacted contract manufacturer resumed. Although we began to ramp manufacturing capacity with our contract manufacturers during the quarter, we experienced supply constraints as capacity was used to both build replacement units and to meet new demand from customers for our AC400 and CFP units,” said Raj Shanmugaraj, President and Chief Executive Officer of Acacia Communications. “We anticipate completing our remediation efforts with respect to the remaining impacted units during the third quarter of 2017.”

“While we are disappointed with the impact that the quality issue had on second quarter results, looking ahead to the third quarter, we believe we are well positioned to meet customer demand for our products, which we believe continues to be driven by the strength of our product capabilities,” said John Gavin, Chief Financial Officer of Acacia Communications. “We remain excited about Acacia’s future growth opportunities, and believe that the new products we are currently ramping up will be contributors to our anticipated growth in the second half of 2017 over the first half of 2017.”
Preliminary Results for the Second Quarter of 2017

•	Revenue of $77.0 million to $79.0 million

•	GAAP net (loss) of $(7.5) million to $(5.5) million

•	Non-GAAP net income of $7.0 million to $8.5 million

•	GAAP diluted (net loss) per share of $(0.19) to $(0.14)

•	Non-GAAP diluted EPS of $0.17 to $0.20

These preliminary financial results are inherently uncertain and subject to revision in connection with the finalization of the Company’s financial statements for its quarter ended June 30, 2017. Acacia Communications plans to release its complete financial results for the second quarter of 2017 after U.S. markets close on Thursday, August 3, 2017.

Preliminary Outlook for the Third Quarter of 2017

The following statements are preliminary and based on current expectations. These statements are forward-looking and actual results may differ materially, as a result of, among other things,

the important factors discussed at the end of this press release. Acacia Communications disclaims any obligation to update these forward-looking statements.

Acacia Communications’ preliminary guidance for its third quarter ending September 30, 2017 is:

Quarter Ending September 30, 2017
Revenue (millions)	$95.0	to	$110.0
Non-GAAP Net Income* (millions)	$10.0	to	$16.0
Non-GAAP Diluted EPS*	$0.25	to	$0.40

*Non-GAAP net income and non-GAAP diluted EPS are non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles (GAAP). Please refer below to Use of Non-GAAP Financial Information for descriptions of these non-GAAP financial measures and to the Reconciliation of GAAP Measures to Non-GAAP Measures, attached as Schedule A, for reconciliations of these non-GAAP financial measures to the closest GAAP measures.

With respect to its third quarter guidance, Acacia Communications has not reconciled the above guidance as to non-GAAP net income or non-GAAP diluted EPS to GAAP net income or GAAP EPS because the expected tax benefits derived from any employee equity awards during the third quarter of 2017 cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Use of Non-GAAP Financial Information

This press release includes non-GAAP financial measures that are not prepared in accordance with, nor an alternative to, generally accepted accounting principles (GAAP). In addition, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

Schedule A of this press release provides reconciliations of Acacia Communications’ preliminary non-GAAP net income and non-GAAP diluted EPS for the quarter ended June 30, 2017 to their most comparable preliminary GAAP financial measure.

Acacia Communications believes that providing these non-GAAP financial measures to investors, in addition to providing the corresponding GAAP measures, provides investors the benefit of viewing the Company’s performance using the same financial metrics that its management team uses in making many key decisions and evaluating how its results of operations may look in the future. Acacia Communications’ management does not believe that items not involving cash expenditures, such as non-cash compensation related to equity awards and redeemable convertible preferred stock warrant liability changes derived from mark-to-market adjustments, are part of its critical decision making process. Also, Acacia Communications' management does not believe that warranty charges arising from a manufacturing process quality issue are reflective of the Company's underlying operating performance. Therefore, Acacia Communications excludes those items, as applicable, from non-GAAP net income and non-GAAP diluted EPS.

Acacia Communications’ non-GAAP financial measures reflect adjustments based on the metrics described below, as well as the related income tax effects. The income tax effect of these non-GAAP adjustments is determined by recalculating income tax expense excluding these adjustments.

Non-GAAP net income and non-GAAP diluted EPS.  Acacia Communications defines non-GAAP net income as net income (loss) as reported on the Company’s consolidated income statements, excluding the impact of stock-based compensation and the change in fair value of the Company’s preferred stock warrant liability, both of which are non-cash charges, as well as warranty charges arising from a manufacturing process quality issue, and the tax effects of those excluded items.

In order to calculate non-GAAP diluted EPS, Acacia Communications uses a non-GAAP weighted-average share count. The Company defines non-GAAP weighted-average shares used to compute non-GAAP diluted EPS as GAAP weighted-average shares used to compute diluted earnings (loss) per share, adjusted for any incrementally dilutive shares, and also adjusted to reflect the conversion of its redeemable convertible preferred stock into common stock and the conversion of its redeemable convertible preferred stock warrants into common stock warrants, both as if they had occurred at the beginning of the period.

Acacia Communications has presented non-GAAP net income and non-GAAP diluted EPS because the Company believes that the exclusion of the items discussed above facilitates comparisons of its results of operations to other companies in its industry.

Acacia Communications uses these non-GAAP financial measures to evaluate its operating performance and trends, and make planning decisions. Acacia Communications believes that each of these non-GAAP financial measures helps identify underlying trends in its business that could otherwise be masked by the effect of the items that the Company excludes. Accordingly, Acacia Communications believes that these financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the Company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

Acacia Communications’ non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than net income (loss) or diluted earnings (net loss) per share, which are the nearest GAAP equivalents. Some of these limitations are:

•	Acacia Communications excludes stock-based compensation expense from each of its non-GAAP financial measures, as it has recently been, and will continue to be for the foreseeable future, a significant recurring expense for its business and an important part of the Company’s compensation strategy;

•
Acacia Communications excludes the tax benefits generated from the exercise of non-qualified stock options, the disqualifying disposition of incentive stock options and ESPP shares, and the vesting of restricted stock units, including any excess tax benefits and shortfalls recognized by the Company in the year of the taxable transaction, in calculating its non-GAAP net income and non-GAAP diluted EPS. Without excluding these tax benefits, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These benefits are tied to the exercise or vesting of underlying employee equity awards and the price of our common stock at the time of exercise or vesting, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, we believe that excluding these tax benefits provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies in our industry; and

•
Acacia Communications excludes the change in fair value of its preferred stock warrant liability from its non-GAAP net income and non-GAAP diluted EPS, as it has historically been a recurring non-cash charge but it will not recur in the periods following the Company’s initial public offering.

Because of these limitations, non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Acacia Communications’ use of non-GAAP financial measures, and the underlying methodology when excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that Acacia Communications will not, in fact, record such items in future periods.

Investors should consider Acacia Communications’ non-GAAP financial measures in conjunction with the corresponding GAAP financial measures.

About Acacia Communications

Acacia Communications develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. By leveraging silicon technology to build optical interconnects, a process Acacia Communications refers to as the “siliconization of optical interconnect,” Acacia Communications is able to offer products at higher speeds and density with lower power consumption, that meet the needs of cloud and service providers and can be easily integrated in a cost-effective manner with existing network equipment. www.acacia-inc.com.

Forward Looking Statements

This press release includes statements concerning Acacia Communications and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding preliminary financial results for the second quarter of 2017, preliminary third quarter 2017 guidance and the anticipated timing of its release of certain financial information. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward-looking statements. Acacia Communications has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, the finalization of its financial statements for the second quarter ended June 30, 2017, any adjustments identified by the Company’s auditors in the course of their review of such financial statements, the Company’s ability to remediate the product quality issue referenced above, the capacity and stability of its supply chain and manufacturing, customer demand for the Company’s products, and other risks set forth under the caption “Risk Factors” in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC. The Company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

SCHEDULE A
ACACIA COMMUNICATIONS, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended June 30, 2017
	Low End of Range	High End of Range
Non-GAAP Net Income
GAAP net loss	$(7,500)	$(5,500)
Stock-based compensation	6,100	6,100
Warranty charges due to manufacturing process quality issue	16,000	15,000
Tax effect of excluded items	(7,600)	(7,100)
Non-GAAP net income	$7,000	$8,500

Non-GAAP diluted EPS
GAAP diluted net loss per share attributable to common stockholders	$(0.19)	$(0.14)
Stock-based compensation	0.16	0.16
Warranty charges due to manufacturing process quality issue	0.41	0.39
Tax effect of excluded items	(0.20)	(0.19)
Effect of incremental share dilution	(0.01)	(0.02)
Non-GAAP diluted EPS	$0.17	$0.20

Weighted-average shares used to compute GAAP diluted net loss per share attributable to common shareholders	38,800	38,800
Incremental stock options, unvested restricted stock, restricted stock units, and employee stock purchase plan (a)	2,800	2,900
Weighted-average shares used to compute non-GAAP diluted EPS	41,600	41,700

(a) This adjustment represents weighted-average potentially dilutive securities excluded from the computation of diluted net loss per share attributable to common stockholders on GAAP basis because the effect would have been antidilutive. This adjustment amount is added for the computation of diluted earnings per share on non-GAAP basis as we had a net income on non-GAAP basis for the period.

SOURCE Acacia Communications, Inc.

For further information:

Investor Relations Contact:
Monica Gould
Office: (212) 871-3927
Email: IR@acacia-inc.com

Lindsay Savarese
Office: (212) 331-8417
Email: IR@acacia-inc.com

Public Relations Contact:
Ed Harrison
Office: (781) 966-4158
Email: PR@inkhouse.com